Kingstone Extends Employment Agreement with President
and CEO Meryl Golden

KINGSTON, N.Y., April 20, 2026 – Kingstone Companies, Inc. (Nasdaq: KINS) (“Kingstone” or the “Company”), a property and casualty insurance holding company, today announced that its Board of Directors has agreed with Meryl Golden, the Company’s President and Chief Executive Officer, to extend the term of her employment agreement through January 10, 2029. The extension was recommended by the Compensation Committee. Ms. Golden’s current agreement was set to expire on January 10, 2027. Additional details regarding the terms of the agreement will be included in the Company's Current Report on Form 8-K.
“This extension follows a review by the Compensation Committee and reflects the Board’s confidence in Ms. Golden and in the plan she is executing. Under her direction, Kingstone has returned to record profitability and established a clear road map for measured expansion. With the Company’s entry into California and additional new-state expansion ahead, the Board concluded that Ms. Golden is the right leader to execute that plan, and extending her agreement now best serves shareholders,” said Thomas Newgarden, Chairman of the Board.
“I am grateful for the Board’s confidence and for the opportunity to continue leading this amazing company through its next phase of profitable growth. My work is not done, and I’m excited about the opportunities ahead to continue innovating and to lead our incredible team to achieve our 2029 goal of $500 million in direct written premium,” said Ms. Golden.
About Kingstone Companies, Inc.
Kingstone is a Northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. Kingstone delivers tailored homeowners insurance solutions through its sophisticated product suite, Select, supported by a scalable and efficient operating platform that enables the Company to pursue significant market opportunities and strategic expansion. KICO was the 11th largest writer of homeowners insurance in New York in 2025 and is also licensed in New Jersey, Rhode Island, Massachusetts, Connecticut, Pennsylvania, New Hampshire, and Maine.
Investor Relations Contact:
Elevate IR
KINS@elevate-ir.com
720-330-2829

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.
The risks and uncertainties include, without limitation, the following:
  the risk of significant losses from catastrophes and severe weather events;
  risks related to the lack of a financial strength rating from A.M. Best;
  risks related to limitations on the ability of our insurance subsidiary to pay dividends to us;
  adverse capital, credit and financial market conditions;
  risks related to volatility in net investment income;
  the unavailability of reinsurance at current levels and prices;
  the exposure to greater net insurance losses in the event of reduced reliance on reinsurance;
  the credit risk of our reinsurers;
  the inability to maintain the requisite amount of risk-based capital needed to grow our business;
  the effects of climate change on the frequency or severity of weather events and wildfires;
  risks related to the limited market area of our business;
  risks related to a concentration of business in a limited number of producers;
  legislative and regulatory changes, including changes in insurance laws and regulations and their application by our regulators;
  the effects of competition in our market areas;
  our reliance on certain key personnel;
  risks related to security breaches or other attacks involving our computer systems or those of our vendors;
  our reliance on information technology and information systems; and
  risks related to our diversification and growth strategy, including with regard to the California market.
Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.